                                   Exhibit D

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT, dated as of December 24, 2001 (this "Agreement"), is made and entered into by and among DSL.net, Inc., a Delaware corporation ("DSLN"), certain stockholders of DSLN who have executed a signature page hereto (each a "Stockholder," and collectively, the "Stockholders") and the Investors listed on the signature pages hereto (collectively, the "Investors").

                                    PREAMBLE

         The Stockholder is a stockholder of DSLN and desires that DSLN and the Investors enter into the Series Y Preferred Stock Purchase Agreement dated as of December 24, 2001 (the "Purchase Agreement") among DSLN and the Investors with respect to the sale of certain shares of its Series Y Preferred Stock to the Investors set forth therein. The Stockholder is executing this Agreement as an inducement to DSLN and the Investors to enter into and execute the Purchase Agreement.

         All capitalized terms used herein which are not defined herein shall have the same meanings as ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the execution and delivery by DSLN and the Investors of the Purchase Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

         1. Representations and Warranties. (a) The Stockholder severally and not jointly represents and warrants to DSLN and the Investors as follows:

                           (i) As of the date hereof, the Stockholder is the record owner of the DSLN Common Stock (or the Series X Preferred Stock or warrants listed on an as-if-converted to DSLN Common Stock basis) set forth on Schedule 1 to this Agreement (the "DSLN Capital Stock"). Except for the DSLN Capital Stock set forth on Schedule 1 to this Agreement, the Stockholder is not the record owner of any other shares of DSLN Capital Stock. The DSLN Capital Stock set forth on Schedule 1 to this Agreement and any other Series X Preferred Stock, DSLN Common Stock (including pursuant to the warrants set forth on Schedule 1) or other capital stock of DSLN that the Stockholder may acquire in the future are referred to herein as the "Shares." This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or the availability of equitable remedies, and the execution and delivery of this Agreement will not violate or result in a default under any agreement to which the Stockholder is a party. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will (A) violate, or require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder's Shares or
         (B) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound.

                           (ii) Except as set forth on Schedule 1 or as permitted by Section 3, such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever that would interfere with the voting of the Shares or the granting of any proxy with respect to the subject matter of the proxy granted in
         Section 2 below, except for any such encumbrances or proxies arising hereunder.

                           (iii) The Stockholder understands and acknowledges that DSLN and the Investors are entering the Purchase Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Purchase Agreement by DSLN and the Investors.

         (b) DSLN and each of the Investors severally and not jointly represent and warrant to the Stockholders as follows:

                           (i) This Agreement has been duly authorized, executed and delivered by and constitutes a valid and binding agreement of such party, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies, and the execution and delivery of this Agreement will not violate or result in a default under any agreement to which such party is a party. Neither the execution and delivery of this Agreement nor the consummation by the Investors of the transactions contemplated hereby will (A) violate, or require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Investor or (B) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which the Investor is a party or by which the Investor is bound.

         2. Voting Agreement. The Stockholder severally agrees with, and covenants to, DSLN and the Investors that, during the term of this Agreement, at any meeting of DSLN stockholders called for the purpose of approving the transactions contemplated by the Purchase Agreement, including the Required Stockholder Approvals (a "DSLN Stockholders Meeting") and all other meetings of Stockholders related thereto, or at any adjournment thereof or in any other circumstances upon which a vote, consent, agreement or other approval is sought for the purpose of approving the transactions contemplated by the Purchase Agreement, including the Required Stockholder Approvals, the Stockholder shall vote (or cause to be voted) the

Stockholder's Shares (and all shares of DSLN Capital Stock for which such Stockholder has been granted a proxy to the extent permitted thereby), and shall otherwise consent or agree to vote, in favor of the issuances of the Shares as proposed under the Purchase Agreement and each of the amendments to DSLN's certificate of incorporation set forth in the first sentence of Section 2.4 of the Purchase Agreement. Stockholder, as a holder of DSLN Capital Stock, shall be present in person or by proxy at all meetings of stockholders of DSLN so that all Shares are counted for purposes of determining the presence of a quorum at such meetings.

         3. Covenants. The Stockholder severally agrees with, and covenants to, DSLN and the Investors that prior to the termination of this Agreement, the Stockholder shall not (i) without the prior written consent of DSLN and the Investors (collectively, the "Majority-in-Interest Investors") holding a majority of the shares of Series Y Preferred Stock to be issued under the Purchase Agreement (which consent shall not be unreasonably withheld if the transferee executes this Agreement at the time of the transfer) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, or consent to any transfer of) any or all of the Stockholder's Shares or any interest therein; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein; (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares; or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, however, that VantagePoint Venture Partners III (Q), L.P., VantagePoint Venture Partners III, L.P., VantagePoint Communications Partners, L.P. and VantagePoint Venture Partners 1996, L.P. (collectively, "VantagePoint") may transfer up to an aggregate of 12,000,000 shares of Common Stock (plus an additional amount of shares of Common Stock equal to the number of shares of Common Stock that are beneficially owned by persons other than VantagePoint that become subject to this Agreement as Stockholders after the date hereof) without the consent of DSLN and the Investors. Following such transfer, neither this Agreement nor the obligations hereunder shall attach to any of VantagePoint's Shares transferred pursuant to the foregoing sentence.

         4. Grant of Irrevocable Proxy; Appointment of Proxy.

                  (a) The Stockholder hereby irrevocably grants to, and appoints, Harry Hopper, Partner of Columbia Capital LLC ("Columbia Capital"), and Jeff Patterson, Partner of Columbia Capital, and each of them individually, in their respective capacities as officers of Columbia Capital, and any individual who shall hereafter succeed such person in such office at Columbia Capital, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder's Shares at any meeting of stockholders of DSLN (including without limitation the DSLN Stockholders Meeting), or at any adjournment thereof or in any other circumstances upon which a vote, agreement, consent or other approval is sought, on the matters set forth in
         Section 2 hereof; provided, however, that such vote shall be restricted to the matters set forth in Section 2 and such vote shall be an affirmative vote in favor of the transactions contemplated by the Purchase Agreement, including the Required Stockholder Approvals. Such attorney-in-fact may evidence the taking of any action, giving of any consent or the voting of the Shares by the execution of any document or instrument for such purpose in the name of the Stockholder.

                  (b) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 212 OF THE DELAWARE GENERAL CORPORATION LAW.

         5. Certain Events. The Stockholder agrees that, except as provided in
Section 3, this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of DSLN, or the acquisition of additional shares of DSLN Capital Stock or other voting securities of DSLN by any Stockholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of DSLN Capital Stock or other voting securities of DSLN issued to or acquired by the Stockholder.

         6. Further Assurances. The Stockholder shall, upon request of DSLN or any of the Investors execute and deliver any additional documents and take such further actions as may be necessary to carry out the provisions hereof and to vest the power to vote such Stockholder's Shares as contemplated by Section 4 (except as provided in Section 3) in DSLN and the other irrevocable proxies described therein at the expense of DSLN.

         7. Termination. This Agreement, and all rights and obligations of the parties hereunder, including, without limitation, the proxy set forth in Section 4, shall terminate upon the first to occur of (i) the date of the Second Closing contemplated by Section 1.1(c)(iii) of the Purchase Agreement, (ii) the date upon which the Purchase Agreement is terminated in accordance with its terms, or
(iii) upon the approval of the transactions contemplated by the Purchase Agreement, including the Required Stockholder Approvals.

         8. Miscellaneous.

                  (a) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

                  (b) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  (c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  (d) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the foregoing shall be void.

                  (e) The Stockholder agrees that irreparable damage would occur and that DSLN and the Investors would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that DSLN and the Investors shall be entitled to an injunction or injunctions to prevent breaches by the Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (f) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, such term, provision, covenant or restriction shall be modified or voided, as may be necessary to achieve the intent of the parties to the extent possible, and the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

                  (g) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                      [SIGNATURES APPEAR ON THE NEXT PAGE]


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


                  IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Voting Agreement as of the day and year first above written.

                                 DSL. NET, INC.


                                 By: /s/ Stephen Zamansky
                                     ----------------------------------------
                                 Title: Vice President

                                  STOCKHOLDERS:

                                  VantagePoint Venture
                                  Partners III (Q), L.P.

                                  By: VantagePoint Venture Associates III,
                                      L.L.C., its general partner

                                  By:  /s/
                                       ----------------------------------------

                                  Name:
                                         --------------------------------------
                                  Managing Member

                                  VantagePoint Venture Partners III, L.P.

                                  By: VantagePoint Venture Associates III,
                                      L.L.C., its general partner

                                  By:  /s/
                                       -----------------------------------------

                                  Name:
                                         ---------------------------------------
                                  Managing Member

                                  VantagePoint Communications
                                  Partners, L.P.

                                  By: VantagePoint Communications Associates,
                                      L.L.C., its general partner

                                  By:  /s/
                                       -----------------------------------------

                                  Name:
                                         ---------------------------------------
                                  Managing Member

                                  VantagePoint Venture Partners 1996, L.P.

                                  By: VantagePoint Associates, L.L.C., its
                                      general partner

                                  By:  /s/
                                       -----------------------------------------
                                  Name:
                                         ---------------------------------------

                           COLUMBIA CAPITAL EQUITY PARTNERS III (QP), L.P.

                           By: Columbia Capital Equity Partners III, L.P.
                               its general partner

                           By: Columbia Capital III, LLC
                               its general partner

                           By: /s/ Harry Hopper
                              ----------------------
                           Name:    Harry Hopper
                                    Manager

                           COLUMBIA CAPITAL EQUITY PARTNERS II (QP), L.P.

                           By: Columbia Capital Equity Partners, LLC
                           its general partner

                           By: /s/ Harry Hopper
                              ----------------------
                           Name:    Harry Hopper
                                    Manager

                           COLUMBIA CARDINAL PARTNERS, LLC

                           By: Columbia Capital, L.L.C.
                           Managing Member

                           By: /s/ Donald A. Doering
                               ---------------------
                           Name: Donald A. Doering
                           Chief Financial Officer

                           COLUMBIA BROADSLATE PARTNERS, LLC

                           By: Columbia Capital III, L.L.C.
                           Managing Member

                           By: /s/ Donald A. Doering
                               ---------------------
                           Name: Donald A. Doering
                           Chief Financial Officer

                           COLUMBIA CAPITAL EQUITY PARTNERS III (AI), L.P.

                           By: Columbia Capital Equity Partners III, L.P.
                                    its general partner

                           By: Columbia Capital III, LLC
                                    its general partner

                           By: /s/ Donald A. Doering
                               ---------------------
                           Name: Donald A. Doering
                           Chief Financial Officer

                           CHARLES RIVER PARTNERSHIP X,
                           A LIMITED PARTNERSHIP

                           By: Charles River X GP, LLC
                               General Partner


                           By:/s/ Rick Burnes, Jr.
                              --------------------
                           Name: Rick Burnes, Jr.
                           Title: General Partner


                           CHARLES RIVER PARTNERSHIP X-A,
                           A LIMITED PARTNERSHIP

                           By: Charles River X GP, LLC,
                               General Partner


                           By:/s/ Rick Burnes, Jr.
                              --------------------
                           Name: Rick Burnes, Jr.
                           Title: General Partner


                           CHARLES RIVER FRIENDS X-B, LLC

                           By: Charles River Friends, Inc.
                               Manager

                           By:/s/ Rick Burnes, Jr.
                              --------------------
                           Name: Rick Burnes, Jr.
                           Title: General Partner


                           CHARLES RIVER FRIENDS X-C, LLC

                           By: Charles River Friends, Inc.
                               Manager

                           By:/s/ Rick Burnes, Jr.
                              --------------------
                           Name: Rick Burnes, Jr.
                           Title: General Partner

                            THE LAFAYETTE INVESTMENT FUND, L.P.

                            By:     Lafayette Investment Partners, L.P.,
                                    its sole general partner

                            By:     Lafayette Private Equities, Inc.,
                                    its sole general partner


                                    By: /s/ Robert Sussman
                                        ----------------------------------------
                                            Robert Sussman
                                            Vice President


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                             N.I.G. - BROADSLATE, LTD.


                             By: /s/ George Nasra
                                 -----------------------------------------------
                             Name: George Nasra
                             Title: Managing Director

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


                                   SCHEDULE 1



Stockholder's Name                           Series X Preferred As
                                             Converted into Common       Common           Warrants
-------------------------------------------- ----------------------- ---------------- ---------------
Vantagepoint Venture Partners III (Q), L.P.       29,705,555.55          1,361,037           0
-------------------------------------------- ----------------------- ---------------- ---------------
Vantagepoint Venture Partners III, L.P.            3,627,777.77           168,218            0
-------------------------------------------- ----------------------- ---------------- ---------------
Vantagepoint Communications Partners, L.P.        11,111,111.11         13,562,330         55,544
-------------------------------------------- ----------------------- ---------------- ---------------
Vantagepoint Venture Partners 1996, L.P.          11,111,111.11          6,781,164         27,770
-------------------------------------------- ----------------------- ---------------- ---------------
Totals                                            55,555,555.54         21,872,749         83,314
-------------------------------------------- ----------------------- ---------------- ---------------


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